Exhibit 3.13

State of Delaware Secretary of State Division of Corporations Delivered 05:04 PM 05/22/2008 FILED 05:04 PM 05/22/2008 SRV 080592203 – 4551555 FILE

CERTIFICATE OF FORMATION

OF

PBG TECHNOLOGY SOLUTIONS, LLC

This Certificate of Formation of PBG Technology Solutions, LLC (the “Company”) dated as of May 22, 2008 is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

FIRST: The name of the Company is PBG Technology Solutions, LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is:

c/o The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

IN WITNESSETH WHEREOF, the undersigned has caused this Certificate of Formation to be executed as of the date first above written.

DYCOM INVESTMENTS, INC., as Authorized Person

By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Secretary

State of Delaware Secretary of State Division of Corporations Delivered 04:15 PM 07/25/2008 FILED 03:22 PM 07/25/2008 SRV 080819249 – 4551555 FILE

CERTIFICATE OF AMENDMENT

OF

PBG TECHNOLOGY SOLUTIONS, LLC

This Certificate of Amendment of PBG Technology Solutions, LLC (the “Company”) dated as of July 24, 2008 is being duly executed and filed by the undersigned, as an authorized person, to amend a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

1.	Name of Limited Liability Company: PBG Technology Solutions, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

FIRST: The name of Company is CertusView Solutions, LLC.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed as of the date first above written.

DYCOM INVESTMENTS, INC. as Authorized Person

By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Secretary

State of Delaware Secretary of State Division of Corporations Delivered 01:31 PM 07/01/2009 FILED 01:35 PM 07/01/2009 SRV 090666008 – 4551555 FILE

CERTIFICATE OF AMENDMENT

OF

CERTUSVIEW SOLUTIONS, LLC

This Certificate of Amendment of CertusView Solutions, LLC, a Delaware limited liability company (the “Company”) dated as of July 1, 2009 is being duly executed and filed by the undersigned, as an authorized person, to amend a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

1.	Name of Limited Liability Company: CertusView Solutions, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

FIRST: The name of Company is CertusView Leasing, LLC.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed as of the date first above written.

DYCOM INVESTMENTS, INC. as Authorized Person

By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Secretary